EXHIBIT 99.1

Additional Contract No. 7

to the Contract No. KT-361/1110 as of November 11, 2010

(hereinafter — “Contract”)

Moscow	August 15, 2011

Closed Joint Stock Company EvereCT-C (PSRN 110774618793), hereinafter referred to as the “Agency”, represented by General Director Yu.G. Moskvitina, acting on the basis of its Charter, on the one hand,

and Closed Joint Stock Company TSV Company (PSRN 5077746859757), hereinafter referred to as the “Company”, represented by Deputy General Director A.I. Novikov, acting on the basis of Power of Attorney No. KT-160/1210, on the other hand, hereinafter jointly referred to as the “Parties”,

have concluded the present Additional Contract on the following terms:

1.   The Parties hereby amend the Contract in respect of amount of rendered/provided works/services, namely: from the 1st of August 2011 to the 31st of December 2011, inclusive, works/services mentioned in articles 3.2.2, 3.2.3, 3.2.5 — 3.2.11 of the Contract will not be rendered in respect of federal and regional sponsorship advertising, and Agency’s revenues from the airing of federal and regional sponsorship advertising will not be included in the Actual Gross Revenues in respect of the above mentioned period.

2.   All other provisions of the Contract and Additional Contracts to it, as well as Applications and other documents concluded in accordance with them, shall remain in full force subject to the amendments agreed herein.

3.   The present Additional Contract shall come into force starting from the date it is signed by the Parties and shall be effective from the 1st of August through the 31st of December 2011 (inclusive) and shall be an integral part of the Contract.

4.   The present Additional Contract is executed in two originals, each original for each Party having equal legal force.

Agency	Company
Closed Joint Stock Company «EvereCT-C»	Closed Joint Stock Company TSV Company

On behalf of the Agency	On behalf of the Company

/s/ Yu. G. Moskvitina	/s/ A.I. Novikov
Yu. G. Moskvitina	A.I. Novikov